UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

ULTA BEAUTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33764	38-4022268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440
(Address of Principal Executive Offices and zip code)

(630) 410-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ULTA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2025, the Board of Directors (the “Board”) of Ulta Beauty, Inc. (“Company” or “Ulta Beauty”) increased the size of the Board from ten to twelve directors and filled the vacancies created by such increase by appointing Martin Brok, 58, and Stephenie Landry, 47, as independent directors and members of the Board’s Audit and Compensation Committees, each effective as of September 1, 2025. Mr. Brok’s and Ms. Landry’s initial term will expire on the date of the Company’s 2026 Annual Meeting of Stockholders and until their successors shall be elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.

Mr. Brok is Founder & CEO of mb Capital Advisors, a global investment and advisory services firm, since February 2022 and Operating Partner at Advent International, a global private equity firm, since November 2022. Previously, he served as Global President & CEO of Sephora (LVMH) from September 2020 to June 2022 and President – Europe, Middle East & Africa of Starbucks July 2016 to April 2020, and held senior leadership roles at Nike Inc., Burger King Corporation, and The Coca-Cola Company. He holds a B.B.A. in Marketing (minor in International Business) from Georgia State University and completed the Program for Management Development at Harvard Business School. Mr. Brok currently serves on the boards of Revlon Consumer Products LLC (member, Compensation Committee), Oatly Group AB (NASDAQ: OTLY; Chair, Compensation Committee), END. Clothing (Chairman of the Board; member, Audit Committee), Poke House (Chairman of the Board), and Qorium B.V. (Chair, Audit Committee), and previously served on the boards of Tous S.L. (Chair, Audit Committee; member, Compensation Committee), Grupo Axo S.A.P.I. de C.V. (Chair Compensation Committee), Purpose Brands Ltd. and London First and on the Strategic Advisory Board of Primark Ltd. (LSE: ABF).

The Board selected Mr. Brok because of his experience in beauty, brand building, international, strategic planning, merchandising, marketing, customer service and loyalty, retail operations, digital/omnichannel, finance, capital markets, and governance at global consumer brand companies.

Ms. Landry previously served as Chief Operating Officer of Honor Technology, an eldercare services company from January 2024 to April 2025. Prior to that, she held leadership roles at Amazon, including as Vice President of Sustainability from December 2022 to December 2023, Vice President of Worldwide Grocery from January 2020 to June 2022, Vice President of Amazon Fresh & Whole Foods Online from October 2017 to January 2020, and Vice President of Prime Now from December 2014 to October 2017. She holds a BA from Wellesley College and an MBA from the University of Michigan.

The Board selected Ms. Landry because of her experience in consumer technology, growth and transformation strategy, large-scale operations optimization, customer service and loyalty, logistics, retail operations, finance, and sustainability at large-scale consumer companies.

The Board has determined that each of Mr. Brok and Ms. Landry qualifies as an independent director under the corporate governance standards of Nasdaq and the rules of the Securities and Exchange Commission, and that there are no arrangements or understandings between Mr. Brok or Ms. Landry and any other person pursuant to which he or she was appointed as a director. There are no transactions in which Mr. Brok or Ms. Landry has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for their service on the Board, Mr. Brok and Ms. Landry will receive the cash and equity compensation provided by the Company’s non-employee director compensation program, as it may be adjusted by the Board from time to time, as described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 23, 2025.

Item 8.01Other Events.

On August 21, 2025, the Company issued a press release announcing the appointment of Mr. Brok and Ms. Landry to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the Exhibit Index below are being furnished herewith.

Exhibit No.	Description
99.1	Press release issued by Ulta Beauty, Inc. on August 21, 2025, announcing the director appointments
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA BEAUTY, INC.

Date: August 21, 2025	By:	/s/ Rene G. Casares
Rene G. Casares
Chief Legal Officer

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